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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )

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/ /	Soliciting Material under Rule 14a-12
WIND RIVER SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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500 WIND RIVER WAY
ALAMEDA, CA 94501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 1, 2001

TO THE STOCKHOLDERS OF WIND RIVER SYSTEMS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Wind River Systems, Inc., a Delaware corporation ("Wind River" or the "Company"), will be held on Wednesday, August 1, 2001 at 9:00 a.m. local time at Wind River's headquarters located at 500 Wind River Way, Alameda, California for the following purposes:

1.
To elect seven directors to serve for the ensuing year and until their successors are elected and have qualified.

2.
To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending January 31, 2002.

3.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on June 13, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,

MICHAEL W. ZELLNER Secretary
Alameda, California June 20, 2001

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. YOU MAY ALSO VOTE BY TELEPHONE OR THE INTERNET. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

WIND RIVER SYSTEMS, INC.
500 WIND RIVER WAY
ALAMEDA, CA 94501

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Wind River Systems, Inc., a Delaware corporation ("Wind River" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, August 1, 2001, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Wind River's headquarters located at 500 Wind River Way, Alameda, California. The Company intends to mail this proxy statement and accompanying proxy card on or about June 20, 2001 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND OUTSTANDING SHARES

    Only holders of record of common stock at the close of business on June 13, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on June 13, 2001, the Company had outstanding and entitled to vote 78,428,065 shares of common stock held of record by approximately 875 stockholders.

VOTING AND SOLICITATION

    Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, D.F. King & Co., Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but D.F. King & Co., Inc. will be paid its customary fee, estimated to be about $5,500, if it renders solicitation services.

VOTING VIA THE INTERNET OR BY TELEPHONE

    Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

    The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in Your Name

    Stockholders of record may go to http://www.voteproxy.com to grant a proxy to vote their shares by means of the Internet. They will be required to provide the company number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Votes submitted by using the Internet must be received by 5:00 p.m., Eastern Daylight Time on July 31, 2001. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-PROXIES and following the recorded instructions. Votes submitted by telephone must be received by 5:00 p.m., Eastern Daylight Time on July 31, 2001.

For Shares Registered in the Name of a Broker or Bank

    Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company's proxy card.

    A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and the Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at http://www.proxyvote.com. Votes submitted pursuant to instructions under this paragraph must be received by 5:00 p.m., Eastern Daylight Time on July 31, 2001.

General Information for All Shares Voted via the Internet or By Telephone

    Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 500 Wind River Way, Alameda, California, 94501, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2002 MEETING

    The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission ("SEC") is February 20, 2002. Stockholder proposals intended for consideration for inclusion in the Company's proxy statement and form of proxy relating to the 2002 annual meeting of stockholders should be made in accordance with SEC Rule 14a-8. All other stockholder proposals that are intended to be presented at the 2002 annual meeting of stockholders must be presented to the Company by February 20, 2002 in accordance with the provisions of the Company's Bylaws. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

ANNUAL REPORT ON FORM 10-K

    A copy of the Company's Annual Report to the SEC on Form 10-K for the fiscal year ended January 31, 2001 is available without charge upon written request to: Investor Relations, Wind River Systems, Inc., 500 Wind River Way, Alameda, California 94501.

PROPOSAL 1

ELECTION OF DIRECTORS

    There are seven nominees for the seven Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, having been elected by the stockholders or appointed by the Board of Directors subsequent to the last annual meeting of stockholders.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

    Set forth below is biographical information for each person nominated:

    Jerry L. Fiddler, 49, co-founded Wind River in February 1983, and currently serves as Chairman of the Board. From February 1983 to March 1994, he served as Chief Executive Officer of Wind River. He served as interim CEO from April to September 1999. Prior to founding Wind River, he was a computer scientist in the Real-Time Systems Group at Lawrence Berkeley Laboratory. Mr. Fiddler holds a B.A. degree in music and photography and a M.S. degree in computer science from the University of Illinois.

    Narendra K. Gupta, 52, became a director and Vice Chairman of Wind River in February 2000 in connection with Wind River's acquisition of Integrated Systems, Inc. He is a founder of Integrated Systems and was a director since its formation in 1980. Before joining Wind River, Dr. Gupta was Chairman of the Board of Integrated Systems from March 1993 and Secretary since September 1989. Dr. Gupta was Chief Executive Officer from 1988 to May 1994, and President from Integrated Systems' formation in 1980 to May 1994. Dr. Gupta holds a B.Tech degree in engineering from the India Institute of Technology, a M.S. degree in engineering from the California Institute of Technology and a Ph.D. degree in engineering from Stanford University. He was elected a Fellow of the Institute of Electrical and Electronics Engineers (IEEE) in 1991. Dr. Gupta is also a director of Numerical Technologies, Inc., a semiconductor design tool company, and several privately-held companies.

    Thomas M. St. Dennis, 47, joined Wind River in September 1999 as Chief Executive Officer and director. From July 1992 to September 1999, Mr. St. Dennis was at Applied Materials, Inc., a semiconductor equipment manufacturer, where he last served as group vice president and president of the planarization and dielectric deposition products business group. From 1987 to 1992, Mr. St. Dennis was vice president of technology at the Silicon Valley Group, Inc., also a semiconductor equipment manufacturer. From 1983 to 1987, he served as vice president of sales and marketing at Semiconductor Systems, Inc. Mr. St. Dennis holds a B.S. degree and a M.S. degree in physics from the University of California at Los Angeles.

    James W. Bagley, 61, has been Chief Executive Officer and a director of Lam Research Corporation, a manufacturer of semiconductor processing equipment, since August 1997. As of

September 1998, Mr. Bagley became Chairman of the Board of Directors of Lam Research. From June 1996 to August 1997, Mr. Bagley served as Chairman of the Board and Chief Executive Officer of OnTrak Systems, Inc., a manufacturer of wafer processing systems. Prior to joining OnTrak, Mr. Bagley was employed by Applied Materials, Inc., a supplier of semiconductor processing equipment, most recently as Chief Operating Officer and Vice Chairman of the Board. Mr. Bagley began his career in the semiconductor industry with Texas Instruments, Inc., where he held various positions over a 15-year period. He is currently a director of Teradyne, Inc., an automated test equipment company for the electronics and communications industries, and Micron Technology, Inc., a manufacturer of semiconductor memory products and personal computers. Mr. Bagley holds a B.S. degree and an M.S. degree in electrical engineering from Mississippi State University.

    John C. Bolger, 54, became a director of Wind River in February 2000 in connection with the Company's acquisition of Integrated Systems. From July 1993 to February 2000, Mr. Bolger was a director of Integrated Systems. Mr. Bolger is currently a private investor and is a retired Vice President, Finance and Administration, and Secretary of Cisco Systems, Inc., a networking systems company. Mr. Bolger is also a director of Integrated Device Technology, Inc., a semiconductor manufacturer; TCSI Corporation, a communication software company; Sanmina Corporation, a contract assembly manufacturer; Mission West Properties, a real estate investment trust; and JNI Corporation, an optical data communications company. He holds a B.A. degree in English Literature from the University of Massachusetts and a M.B.A. degree from Harvard University.

    William B. Elmore, 48, was elected a director of Wind River in August 1990. He has been a general partner of Foundation Capital, a venture capital investment firm, since 1995. From 1987 to 1995, he was a general partner of Inman & Bowman, a venture capital firm. Mr. Elmore currently serves as a director of Commerce One, Inc., a business-to-business e-commerce solutions company, Onyx Software, Inc., an e-commerce customer relationship management software company, and several privately held companies. Mr. Elmore holds a B.S. degree and a M.S. degree in electrical engineering from Purdue University and a M.B.A. degree from Stanford University.

    Grant M. Inman, 59, is currently the President of Inman Investment Management, a private venture capital investment firm. From 1985 to 1998, he was a general partner of Inman & Bowman, a venture capital firm. Mr. Inman serves as a director of LAM Research Corporation, a manufacturer of semiconductor processing equipment, Paychex, Inc., a payroll and HR outsourcing services company, and several privately held companies. He is a trustee of the University of California, Berkeley Foundation, and is also a trustee of the University of Oregon Foundation. Mr. Inman holds a B.A. degree in economics from the University of Oregon and a M.B.A. degree in finance from the University of California, Berkeley.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended January 31, 2001, the Board of Directors held nine meetings and acted by unanimous written consent seven times. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee. During the fiscal year ended January 31, 2001, each director attended over 75% of the board meetings held during the period he was a director, and each member of the Audit and Compensation Committees attended over 75% of the committee meetings held during the period during which he was a member of the committee. The Nominating Committee was established in May 2001.

    The Audit Committee (i) recommends to the Board the independent accountants to audit Wind River's accounts and records; (ii) reviews, with Wind River management and the independent accountants, the scope and plans for audit procedures to be utilized, results of audits, and internal reviews; (iii) reviews the adequacy and effectiveness of Wind River's internal accounting controls; and (iv) performs any other duties and functions required by any organization under which Wind River's securities may be listed. Through May 2001, the Audit Committee was composed of three non-employee directors: John C. Bolger, Grant M. Inman and David B. Pratt. In May 2001, Mr. Pratt resigned from the Board of Directors. In June 2001, James W. Bagley was appointed by the Board of Directors to the Audit Committee. The Audit Committee met three times during fiscal year 2001. All members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. listing standards). The Audit Committee has adopted a new Audit Committee Charter that is attached hereto as Appendix A.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under Wind River's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. Through May 2001, the Compensation Committee was composed of two non-employee directors: William B. Elmore and David B. Pratt. In May 2001, Mr. Pratt resigned from the Board of Directors. In June 2001, James W. Bagley was appointed by the Board of Directors to the Compensation Committee. The Compensation Committee acted 15 times during fiscal year 2001. The Non-Officer Stock Option Committee, a sub-committee of the Compensation Committee, may make awards of stock options to employees who are not officers, in amounts of up to 10,000 shares per employee annually. The Non-Officer Stock Option Committee was comprised of Jerry L. Fiddler through July 2000. Since then, the Non-Officer Stock Option Committee has been comprised of Thomas M. St. Dennis. Generally, the Non-Officer Stock Option Committee acted by written consent at or after the hiring of new employees during the fiscal year to grant options to such employees, as appropriate.

    In May 2001, the Board of Directors established the Nominating Committee and appointed Messrs. Bolger, Elmore, Gupta, Inman and Pratt as its members. In May 2001, Mr. Pratt resigned from the Board of Directors. In June 2001, James W. Bagley was appointed by the Board of Directors to the Nominating Committee. The Nominating Committee (i) recommends candidates for election to the Board of Directors, (ii) consults with the Chairman of the Board on committee assignments, and (iii) considers candidates for the Board recommended by stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors compensation committee. None of the members of our compensation committee was an officer or employee of Wind River or its subsidiaries.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending January 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since the fiscal year ended January 31, 1990. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    AUDIT FEES.  During the fiscal year ended January 31, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements was $919,300.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.  During the fiscal year ended January 31, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for information technology consulting fees was $793,756.

    ALL OTHER FEES.  During fiscal year ended January 31, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than audit and information technology consulting fees was $189,360.

    The Audit Committee has determined the rendering of the information technology consulting fees and all other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's common stock as of May 31, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
Firsthand Capital Management, Inc. 125 South Market Street San Jose, CA 95113	6,470,865	8.26%
Narendra K. Gupta (2) 500 Wind River Way Alameda, CA 94501	4,519,207	5.77%
Jerry L. Fiddler (3) 500 Wind River Way Alameda, CA 94501	4,355,830	5.56%
Franklin Advisers, Inc. 777 Mariners Island Blvd. San Mateo, CA 94404	4,070,025	5.19%
Thomas M. St. Dennis (4)	600,663	*
William B. Elmore (5)	306,407	*
David G. Fraser (6)	264,178	*
Peter J. Richards (7)	164,017	*
Richard W. Kraber (8)	124,878	*
John C. Fogelin (9)	116,614	*
Grant M. Inman (10)	103,500	*
David B. Pratt (11)	52,732	*
John C. Bolger (12)	12,890	*
All executive officers and directors as a group (12 persons) (13)	10,625,828	13.56%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors, and principal stockholders and Schedule 13Gs filed with the SEC. Unless indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 78,362,081 shares outstanding on May 31, 2001, adjusted as required by rules promulgated by the SEC.

(2)
Includes 3,508,236 shares held by the Narendra and Vinita Gupta Living Trust dated 12/2/94, of which Mr. Gupta is a trustee; 920,000 shares held by the Gupta Irrevocable Children Trust, of which Mr. Gupta is also a trustee; and 7,176 shares held in an account under the Uniform Gift to Minors Act, of which Mr. Gupta is the custodian. Also includes 83,795 shares subject to stock options exercisable within 60 days of May 31, 2001.

(3)
Includes 2,952,930 shares held by the Fiddler and Alden Family Trust, of which Mr. Fiddler is a trustee; 555,000 shares held by the Jazem II Family Partners LP, of which Mr. Fiddler is a general partner; 247,953 shares held by Jazem III Family Partners LP, of which Mr. Fiddler is a partner; and 300,000 shares held by Jazem IV Family Partners LP, of which Mr. Fiddler is a partner. Also includes 299,947 shares subject to stock options exercisable within 60 days of May 31, 2001.

(4)
Includes 136,000 shares held by the St. Dennis Family Trust, of which Mr. St. Dennis is a trustee. Also includes 464,165 shares subject to stock options exercisable within 60 days of May 31, 2001.

(5)
Includes 233,907 shares held by the Elmore Living Trust, of which Mr. Elmore is a trustee, and 15,000 shares held by Elmore Family Investments, LP, of which Mr. Elmore is a partner. Also includes 57,500 shares subject to stock options exercisable within 60 days of May 31, 2001.

(6)
Includes 255,387 shares subject to stock options exercisable within 60 days of May 31, 2001.

(7)
Shares are subject to stock options exercisable within 60 days of May 31, 2001.

(8)
Includes 124,380 shares subject to stock options exercisable within 60 days of May 31, 2001.

(9)
Includes 112,943 shares subject to stock options exercisable within 60 days of May 31, 2001.

(10)
Includes 49,000 shares held by the Inman Living Trust UAD 5/9/89, of which Mr. Inman is a trustee; and 42,000 shares held by the Grant N. Inman SSB Keogh PS Custodian the West Ven Keogh, of which Mr. Inman is a custodian. Also includes 12,500 shares subject to stock options exercisable within 60 days of May 31, 2001.

(11)
Includes 12,107 shares held by the Pratt Living Trust, of which Mr. Pratt is a trustee. Also includes 40,625 shares subject to stock options exercisable within 60 days of May 31, 2001. On May 31, 2001, Mr. Pratt resigned from the Board of Directors.

(12)
Includes 8,750 shares subject to stock options exercisable within 60 days of May 31, 2001.

(13)
Includes 1,636,687 shares subject to stock options held by officers and directors exercisable within 60 days of May 31, 2001.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Each director who is not an employee of Wind River (a "Non-Employee Director") receives a quarterly retainer of $5,000 and a per meeting fee of $1,000 for each meeting attended. In addition, committee members receive a per meeting fee of $500 for each committee meeting attended. In accordance with Company policy, directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. Directors who are also executive officers of Wind River are not separately compensated for their service as directors. In addition, effective May 2001, the Non-Employee Directors are eligible to receive health benefits under the Company's health plans available generally to all salaried employees of the Company.

    All Non-Employee Directors participate in Wind River's 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides for the automatic grant of options to purchase common stock of Wind River to Non-Employee Directors. Stock options granted under the Directors' Plan have an exercise price equal to the fair market value of the common stock on the date of grant and expire ten years from the date of grant. Under the Directors' Plan, each person who was a Non-Employee Director on April 27, 1995 was granted, and each person after such date who was elected for the first time as a Non-Employee Director was automatically granted, an option to purchase 15,000 shares of common stock upon the date of his or her election to the Board, which vests in four equal annual installments. Additionally, on April 1 of each year, each person who is then a Non-Employee Director is automatically granted an option to purchase 5,000 shares of common stock vesting in full one year from the grant date, provided the optionee had attended at least 75% of the meetings of the Board and any committees on which he or she served that were held during such period. In February 2001, the Directors' Plan was amended to increase the number of shares to 24,000 for the initial grants and to 6,000 for the automatic yearly grants. As of May 31, 2001, options to purchase 168,125 shares were outstanding under the Directors' Plan, options for 16,875 shares had been exercised, and 152,500 shares remained available for grant.

    During the last fiscal year, options were granted under the Directors' Plan covering an aggregate of 20,000 shares to Messrs. Bolger, Elmore, Inman and Pratt at an exercise price per share of $36.25. Options covering 15,000 shares were granted to Mr. Bolger at an exercise price per share of $43.25 upon his initial election as a director during the last fiscal year. All options have exercise prices equal to the fair market value of the common stock at the time of the grant.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION(1)

    The following table shows for the fiscal years ended January 31, 2001, 2000 and 1999 compensation awarded or paid to, or earned by, each person who served as the Company's Chief Executive Officer during the fiscal year ended January 31, 2001 and its other five most highly compensated executive officers at January 31, 2001 (the "Named Executive Officers"):

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position	Fiscal Year					Shares Underlying Options(#)(3)	All Other Compensation(4)
		Salary		Bonus(2)
Jerry L. Fiddler Chairman	2001 2000 1999	$ $ $	325,000 252,619 124,833	$ $ $	164,182 164,063 41,506	104,376 55,000 31,500	$ $ $	28,523 28,523 28,523
Thomas St. Dennis(5) President and Chief Executive Officer	2001 2000 1999	$ $	400,000 160,769 —	$ $	323,867 1,281,321 —	80,000 1,100,000 —	$ $	71,984 71,984 —
John C. Fogelin(6) Vice President and General Manager, Platforms business unit	2001 2000 1999	$ $ $	220,000 167,083 124,321	$ $ $	66,807 76,604 12,551	116,500 60,000 45,000	$ $	14,564 14,564 —
David G. Fraser(7) Vice President and General Manager, Networks business unit	2001 2000 1999	$ $ $	228,000 195,750 178,333	$ $ $	84,785 107,037 68,226	97,000 100,000 45,000	$ $ $	18,622 18,622 18,622
Richard W. Kraber(8) Former Vice President of Finance, Chief Financial Officer and Secretary	2001 2000 1999	$ $ $	235,000 197,500 178,333	$ $ $	77,621 99,537 67,714	40,560 60,000 45,000	$ $ $	67,909 67,909 67,909
Peter J. Richards(9) Vice President of Americas Sales	2001 2000 1999	$ $ $	220,000 212,500 79,558	$ $ $	113,653 112,308 27,659	26,460 80,000 420,000	$ $	80,215 88,509 —	(10) (11)

(1)
In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Company, and certain perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

(2)
Includes bonuses and sales commissions earned in respective fiscal year and paid the following fiscal year pursuant to the Company's management incentive bonus arrangements and patent incentive award program.

(3)
With the exception of the options granted to Mr. Fiddler in fiscal years 1999 and 2000, all options granted have exercise prices equal to 100% of the fair market value of the common stock at the time of the grant. The options granted to Mr. Fiddler in fiscal years 1999 and 2000 have exercise prices equal to 110% of the fair market value of the common stock at the time of the grant.

(4)
Amounts represent life insurance premiums paid on behalf of each Named Executive Officer. Of the premiums paid in fiscal year 2001, the following amounts were reported as taxable income to each individual: Mr. Fiddler ($119), Mr. St. Dennis ($1,675), Mr. Fogelin ($390), Mr. Fraser ($410), Mr. Kraber ($746), and Mr. Richards ($970).

(5)
Mr. St. Dennis joined the Company as its President and Chief Executive Officer in September 1999.

(6)
Mr. Fogelin became an officer of the Company in July 1999. Effective May 2001, Mr. Fogelin was also appointed to the position of Chief Technical Officer.

(7)
Effective May 2001, Mr. Fraser was appointed to the position of Group Vice President and General Manager, Networks Business Unit.

(8)
In September 2000, Mr. Kraber resigned as Vice President of Finance, Chief Executive Officer and Secretary, and was elected to the position of Vice President of Operations. In May 2001, Mr. Kraber resigned as Vice President of Operations but remains an employee of Wind River.

(9)
Mr. Richards became an officer of the Company in September 1998.

(10)
Includes $41,229 in relocation expenses and $6,850 of travel expenses for Mr. Richards and his spouse.

(11)
Includes $39,785 in relocation expenses.

STOCK OPTION GRANTS AND EXERCISES

    Wind River's executive officers are awarded stock options under the 1987 Equity Incentive Plan and 1998 Equity Incentive Plan (the "Equity Plans"). The Equity Plans provide that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, at the sole discretion of the Board and to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the Equity Plans or substitute similar awards for those outstanding under the Equity Plans, outstanding options will continue in full force and effect or outstanding options will be accelerated. In the event that any surviving corporation declines to assume or continue options outstanding under the Equity Plans, or to substitute similar awards, then the time during which such options may be exercised will be accelerated and the options terminated if not exercised at or prior to such event. The Equity Plans also provide for the acceleration of vesting for options that otherwise would vest within the thirty (30) month period following the occurrence of certain hostile changes of control. A "hostile" change of control would involve either (i) the acquisition by any person or related group of a majority of the Company's voting securities which has not been approved by the Board of Directors or (ii) a change of a majority of the members of the Board of Directors in a 24-month period where the new directors were not approved by a majority of the members of the Board of Directors at the beginning of such period or were seated as the result of a proxy contest or other contest over election of members of the Board of Directors.

    The following tables show for the fiscal year ended January 31, 2001, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
		% of Total Options Granted to Employees in Fiscal Year(2)
Name	Number of Shares Underlying Options Granted(1)		Per Share Exercise Price(3)	Expiration Date
					5%	10%
Jerry L. Fiddler	80,000	1.17%	$29.50	4/16/10	$1,484,191	$3,761,232
	24,376	0.36%	$36.375	10/12/10	$557,626	$1,413,134
Thomas M. St. Dennis	80,000	1.16%	$36.375	10/12/10	$1,830,084	$4,637,790
John C. Fogelin	100,000	1.46%	$29.50	4/16/10	$1,855,239	$4,701,540
	16,500	0.24%	$36.375	10/12/10	$377,454	$956,544
David G. Fraser	80,000	1.17%	$29.50	4/16/10	$1,484,191	$3,761,232
	17,100	0.26%	$36.375	10/12/10	$391,180	$991,328
Richard W. Kraber	26,460	0.39%	$29.50	4/16/10	$490,896	$1,244,028
	14,100	0.20%	$36.375	10/12/10	$322,552	$817,410
Peter J. Richards	26,460	0.39%	$29.50	4/16/10	$490,896	$1,244,028

(1)
Options generally become exercisable at a rate of 1/4 of the shares subject to the option at the end of the first year and 1/48 of the shares per month thereafter with the following exception: options to purchase a total of 76,038 shares of common stock granted to Messrs. Fiddler (12,188 shares), St. Dennis (40,000 shares), Fogelin (8,250 shares), Fraser (8,550 shares) and Kraber (7,050 shares) in October 2000 become fully exercisable upon Wind River achieving its target fiscal year 2001 year-end financial performance goal, as confirmed by the Chairman of the Audit Committee. In May 2001, the Audit Committee confirmed that the performance goals had been met and that such options, by their terms, became fully exercisable.

(2)
Based on options to purchase 6,868,376 shares of common stock granted in the fiscal year ended January 31, 2001.

(3)
For all options granted in fiscal year 2001, the exercise price is equal to the fair market value of the Company's common stock at the time of the grant.

(4)
The potential realizable value is based on the term of the option at its time of grant. In accordance with rules promulgated the SEC, it is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. Unless the market price of the Company's common stock appreciates over the option term, no value will be realized from these option grants. There can be no assurance that the values shown in this table will be achieved.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001
AND VALUE OF OPTIONS AT END OF FISCAL YEAR 2001

    The following table sets forth for each of the Named Executive Officers the number and value of shares acquired upon exercise of stock options during fiscal year 2001 and the number and value of securities underlying unexercised options held by the Named Executive Officers at January 31, 2001:

			Number of Securities Underlying Unexercised Options at end of Fiscal 2001		Value of Unexercised In-the-Money Options at end of Fiscal 2001(2)
Name	Shares Acquired on Exercise	Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jerry L. Fiddler	—	—	213,009	185,242	$4,141,256	$1,986,087
Thomas M. St. Dennis	80,000	$1,980,469	286,665	813,335	$6,306,630	$16,263,370
John C. Fogelin	70,000	$2,303,652	59,380	165,876	$1,043,097	$1,868,238
David G. Fraser	48,228	$1,458,178	183,087	209,913	$2,843,594	$2,762,813
Richard W. Kraber	230,000	$6,133,046	55,312	130,248	$632,606	$1,750,113
Peter J. Richards	153,000	$2,530,736	104,499	268,961	$1,248,909	$3,642,422

(1)
Based on the fair market value of the common stock on the date of exercise less the exercise price paid for such shares and multiplied by the number of shares exercised.

(2)
Based on the fair market value of the common stock on January 31, 2001 ($37.22, the average of the high and low sale prices as reported on the Nasdaq National Market) less the exercise price and multiplied by the number of shares that are in the money.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

    Thomas St. Dennis.  In September 1999, Wind River and Mr. St. Dennis entered into an employment agreement providing for the employment of Mr. St. Dennis as President and Chief Executive Officer. The agreement provided for Mr. St. Dennis to receive, for fiscal year 2000, an annualized base salary of $400,000, an annualized bonus of $800,000 for on-plan performance, as determined by the Board of Directors, and a sign-on bonus of $959,121. For fiscal years subsequent to 2000, Mr. St. Dennis will receive a bonus equal to twice his base salary for on-plan performance and an additional performance bonus of up to 50% of such amount for performance exceeding plan.

    The employment agreement also provided that Mr. St. Dennis would receive an option to purchase 1,100,000 shares of Wind River common stock. In addition, the Company agreed to lend Mr. St. Dennis, under a secured promissory note, up to $2.4 million to purchase shares of Wind River common stock during the first six months of his employment with the Company, secured by a pledge of personal property. See "Certain Transactions—Loans to Officers."

    In the event Mr. St. Dennis' employment with the Company is terminated other than for Cause, or if he resigns his employment with Good Reason (as each is defined in the employment agreement), in each case other than within 12 months of a change of control (in which event Mr. St. Dennis would receive benefits under the Change in Control Incentive and Severance Benefit Plan described below), Mr. St. Dennis will provide certain consulting services for one year thereafter in exchange for compensation in an amount equal to his annual salary at the time of such termination and a pro rata share of the target on-plan bonus for the year.

    Change in Control Incentive and Severance Benefit Plan.  In November 1995, the Compensation Committee of the Board of Directors adopted the Change in Control Incentive and Severance Benefit Plan (the "Change of Control Plan") to provide an incentive to officers of Wind River with the title of

Vice President or above in the event of certain change of control transactions, and severance benefits in the event of certain terminations of employment within 12 months of the change of control.

    Upon the occurrence of a change of control, all executive officers, except the Chief Executive Officer, will receive acceleration of vesting for all shares subject to stock options that otherwise would have vested within one year of the date of the change of control. The Chief Executive Officer will receive two years' worth of accelerated vesting, except to the extent that the option acceleration would create adverse tax consequences for the Chief Executive Officer and Wind River under the golden parachute provisions of sections 280G and 49999 of the Internal Revenue Code of 1986, as amended, in which case the Chief Executive Officer will have accelerated the maximum number of shares allowed under the golden parachute provisions.

    If an executive officer other than the Chief Executive Officer is terminated without Cause or voluntarily terminates with Good Reason (as each is defined in the Change of Control Plan), within 12 months of a change in control, the executive will receive continued compensation for 12 months (including an estimated bonus amount), continued health insurance for the same period, and accelerated vesting of stock options that otherwise would vest within one year of the date of termination. In addition, for the Chief Executive Officer, any shares which would have received acceleration of vesting on account of the change in control but did not because of the limitation to avoid the golden parachute tax provisions shall receive accelerated vesting on the termination date. If the total severance payments would cause an executive to become liable for golden parachute excise tax payments, then Wind River shall pay that executive's excise tax liability and all other taxes associated with Wind River's payment of the excise tax in order to leave the executive in the same after-tax position as if no excise tax had been imposed.

    Vice Presidents' Severance Benefit Plan.  In May 2001, the Compensation Committee of the Board of Directors adopted the Vice Presidents' Severance Benefit Plan (the "Severance Plan") to provide for the payment of severance benefits to certain eligible employees whose employment with the Company is involuntarily terminated. Eligible employees are vice president level or above, excluding the Chairman of the Board of Directors and the Chief Executive Officer. Employees who are eligible for benefits under the Change of Control Plan are not eligible under the Severance Plan, with the result that the Severance Plan shall have no eligible employees for a period of 12 months following a "Change of Control" as such term is defined in the Change of Control Plan. The Severance Plan provides that the Company will (i) make a cash lump sum payment equal to 52 weeks of base salary and (ii) pay the first twelve months COBRA continuation coverage premium on behalf of the employee, if the employee elects COBRA continuation coverage. All other non-health benefits will terminate as of the employee's termination date. In order to receive benefits, an employee must execute a general waiver and release, as well as a non-competition agreement. Additionally, no employee is eligible for benefits under the Severance Plan if the employee is involuntarily terminated for reasons related to job performance or if the employee voluntarily terminates his or her employment, including by resignation, retirement or failure to return from a leave of absence as scheduled.

CERTAIN TRANSACTIONS

LOANS TO OFFICERS

    In April 1999, Wind River loaned Mr. Richards $145,000 to purchase real property. The loan bears interest at the rate of 7% per annum and has a five-year term. The loan may be accelerated to become due 30 days following Mr. Richards' termination of employment with Wind River. The loan is secured by personal property. As of May 31, 2001, the principal and interest outstanding under the loan totaled $166,301.

    In addition, in October 2000, Wind River loaned Mr. Richards $100,000 for relocation expenses. The loan bears interest at the rate of 7% per annum and was due and payable on January 15, 2001. Mr. Richards has paid the loan in full.

    In September 1999, Wind River agreed to lend Mr. St. Dennis up to $2,400,000 to purchase Wind River common stock, of which Mr. St. Dennis has borrowed $1,900,000. The loan bears interest at the rate of 5.98% per annum, and has a nine-year term. The loan may be accelerated if certain events of default occur, including termination of Mr. St. Dennis' employment with Wind River. As of May 31, 2001, principal and interest outstanding under the loan totaled $1,821,442.

    In May 2000, Wind River loaned Curtis B. Schacker, Vice President of Strategy and Corporate Development, $1,850,000 to purchase real property. The loan bears interest at the rate of 7.125% per annum and has a two-year term. The loan may be accelerated if certain events of default occur, including termination of Mr. Schacker's employment with Wind River. The loan is secured by real and personal property. As of May 31, 2001, principal and interest outstanding under the loan totaled $468,886.

INDEMNIFICATION AND LIMITATION OF DIRECTOR AND OFFICER LIABILITY

    The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party be reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION*

*
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

    The Board of Directors has delegated to the Compensation Committee of the Board of Directors (the "Committee") the authority to establish and maintain the compensation programs for all employees, including executives. The Committee evaluates performance and determines compensation policies and levels for the Company's executive officers. The Committee is presently comprised of two non-employee directors, neither of whom has any interlocking or other type of relationship that would call into question his independence as a committee member.

    The objectives of Wind River's executive compensation policies are to attract, retain and reward executive officers who contribute to Wind River's success, to align the financial interests of executive officers with the performance of the Company, to strengthen the relationship between executive pay and stockholder value, to motivate executive officers to achieve Wind River's business objectives and to reward individual performance. In carrying out these objectives, the Committee considers the level of compensation paid to executive officers in positions of companies similarly situated in size and products, the individual performance of each executive officer, corporate performance, and the responsibility and authority of each position relative to other positions within Wind River.

    Executive compensation consists of base salary, cash awards under the management incentive bonus program and stock options. The Committee, working with an outside compensation consultant, has targeted executive officers' base salaries and cash bonuses at the 50th percentile of companies in comparable industries with revenues of similar size and has targeted equity awards at the 60th percentile. The companies used for comparison purposes may, but need not be, included in the Nasdaq Computer and Data Processing Stocks Index. Each of these components is discussed in turn below.

BASE SALARY

    In establishing base salaries for executive officers, the Committee considers the individual executive's performance, level of responsibility, and comparative data as described above. Salaries for executives are reviewed on an annual basis using a subjective analysis of the executive's individual performance, Wind River's financial performance and changes in salary levels at comparable companies.

MANAGEMENT INCENTIVE PROGRAM

    The management incentive bonus program is designed to motivate Wind River's executive officers by awarding cash bonuses based upon achievement of corporate performance targets. At the beginning of the fiscal year, corporate performance targets for the Company are established, and the Committee sets a target bonus, as a percentage of base salary, for each executive. The determination of awards at the end of the fiscal year is based upon the extent to which the corporate performance targets are satisfied. The amount and nature of such targets may vary from year to year.

STOCK OPTIONS

    The Equity Plans were established to provide executive officers with an opportunity to share, along with the stockholders of Wind River, in the Company's long-term performance. Stock options generally have a four-year vesting schedule and generally expire ten years from the date of grant. Certain stock options vest in accordance with corporate performance criteria established from time to time by the Committee. The exercise price of stock options is typically 100% of fair market value of the underlying stock on the date of grant. The Committee considers, periodically, the grant of stock-based compensation to all executive officers. Such grants are made on the basis of a subjective analysis of individual performance, Wind River's financial performance, and the executive's existing options.

    Section 162(m) of the Code limits Wind River to a deduction for federal income tax purposes of no more than $1 million paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee has determined that stock options granted under the Equity Plans with exercise prices at least equal to the fair market value of Wind River's common stock on the date of grant shall be treated as "performance-based compensation."

CHIEF EXECUTIVE OFFICER COMPENSATION

    The base salary established for Mr. St. Dennis for fiscal year 2001 was determined based upon reference to external competitive pay practices, the above described compensation approach to executive officers and a subjective assessment by the Committee of Mr. St. Dennis' performance. In addition, as a result of both Wind River's and his individual performance during fiscal year 2001, Mr. St. Dennis was granted options to purchase a total of 80,000 shares of common stock in October, 2000. Mr. St. Dennis' bonus for fiscal year 2001 was paid in accordance with the terms of his employment agreement with Wind River, which Mr. St. Dennis and the Company negotiated in an arms-length transaction prior to his employment with the Company. See "Employment, Severance and Change of Control Agreements."

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
James W. Bagley William B. Elmore

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

*
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

    The Audit Committee is currently composed of Messrs. Bagley, Bolger and Inman. Until his resignation from the Board of Directors in May 2000, David M. Pratt served as a member of the Audit Committee. Following Mr. Pratt's resignation, Mr. Bagley was appointed to the Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility by serving as an independent and objective party to monitor the Company's financial reporting process and internal control systems; reviewing and appraising the audit efforts of the Company's independent accountants and any internal auditing department; and providing an open avenue of communication among the independent accountants, management, the internal finance department and the Board of Directors. The Board of Directors has adopted a charter for the Audit Committee, a copy of which is attached as Appendix A to this proxy statement.

    Management is responsible for the Company's internal controls and financial reporting process. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these activities.

    In this context, the Audit Committee has met and held discussions with management and the independent accountants concerning the audited consolidated financial statements of the Company for the fiscal year ended January 31, 2001. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

    Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board, and the Board has approved, the Company's audited consolidated financial statements for the fiscal year ended January 31, 2001 and the inclusion of such financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2001 for filing with the SEC. The Audit Committee and the Board have also selected, subject to stockholder ratification, PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending January 31, 2002.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
James W. Bagley John C. Bolger Grant M. Inman

PERFORMANCE MEASUREMENT COMPARISON*

    The following graph shows a comparison of cumulative returns for Wind River's common stock, the Nasdaq Stock Market (United States companies) and the Nasdaq Computer and Data Processing Stocks Index on January 31, 1996, and at the end of fiscal years 1997 through 2001. The graph assumes an investment of $100 in each of Wind River's common stock, Nasdaq Stock Market (United States companies) and Nasdaq Computer and Data Processing Stocks Index and that all dividends were reinvested.

*
The material in this section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG WIND RIVER SYSTEMS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

TOTAL STOCKHOLDER RETURN
DOLLARS
600
500
400
300
200
100
0
Jan96
Jan97
Jan98
Jan99
Jan00
Jan01
FISCAL YEAR ENDED
WIND RIVER SYSTEMS, INC.
NASDAQ STOCK MARKET (U.S.)
NASDAQ COMPUTER & DATA PROCESSING

* $100 INVESTED ON 1/31/96 IN STOCK OR INDEX, INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JANUARY 31.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended January 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that an initial report of ownership was filed late by each of Messrs. John C. Brennan and Michael W. Zellner. Each of Messrs. David G. Fraser, Richard W. Kraber, Scot K. Morrison, Peter J. Richards, Curtis B. Schacker and David E. Stepner, a former officer of the Company, failed to report the exercises of options and the sales of stock in September 2000; and Mr. Narendra K. Gupta failed to report the sale of stock in September 2000.

OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

MICHAEL W. ZELLNER Secretary
June 20, 2001

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

AUDIT COMMITTEE CHARTER
Adopted by the Board of Directors of
Wind River Systems, Inc.

May 3, 2000

I.  Purpose:

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the company's policies, procedures and practices at all levels.

    The Audit Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

  •
  Review and appraise the audit efforts of the Company's independent accountants and internal auditing processes.

  •
  Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

II.  Composition:

    The Audit Committee shall be composed of three or more directors, as determined by the Board of Directors, each of whom shall meet the independence and financial literacy requirements of NASDAQ. At least one of the Audit Committee members shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication. This includes being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

    The members of the Audit Committee shall be elected by the Board at its annual organizational meeting, or at such other time at the Board's discretion. Unless the Board designates a chair, the committee members may appoint their own chair by majority vote.

II.  Meetings:

    The Committee shall meet at least four times annually, or more frequently as appropriate, as follows:

  •
  Meet with management and the independent auditor to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including restrictions on the scope of activities, access to required information and the adequacy of internal financial controls.

A–1

  •
  Meet quarterly with management and the independent auditor to discuss the quarterly financial statements prior to the filing of the form 10-Q; provided that this responsibility may be delegated to the chairman of the Audit Committee.

  •
  Meet at least once each year in separate executive sessions with management and the independent auditor to discuss matters that any of them or the Committee believes could significantly affect the financial statements and should be discussed privately.

  •
  Have such meetings with management and the independent as the Audit Committee deems appropriate to discuss the concept and design of the Company's information and reporting systems and the steps management has taken to address significant issues concerning those matters, and to discuss significant financial risk exposures facing the Company and the steps management has taken to monitor and control such exposure.

III.  Responsibilities and Duties:

    To fulfill its responsibilities and duties, the Audit Committee shall:

    1.  Recommend to the Board of Directors the selection of the independent auditor, evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend to the Board replacement of the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the stockholders.

    2.  Ensure the receipt of, and evaluate, the written disclosures and the letter that the independent auditors submits to the Audit Committee regarding the auditor's independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor and, if so determined by the Audit Committee in response to such reports, recommend that the Board take appropriate action to address issues raised by such evaluation.

    3.  Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified, amended or supplemented.

    4.  Instruct the independent auditor and management that the Committee expects to be advised if there are any subjects that require special attention.

    5.  Review the management letter delivered by the independent auditor in connection with the audit, and management's response.

    6.  Following such review and discussions, if so determined by the Audit Committee, recommended to the Board that the annual financial statements be included in the Company's annual report.

    7.  Review significant changes to the Company's accounting principles and practices proposed by the independent auditor or management.

    8.  Conduct or authorize such inquiries into matters within the Committee's scope of responsibility, as the Committee deems appropriate. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any such inquiries.

    9.  Provide minutes of Audit Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee's work.

    10. At least annually, review and reassess this charter and, if appropriate, recommend proposed changes to the Board of Directors.

    11. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

A–2

    12. Perform any other activities consistent with this charter, the Company's By-Laws and governing law, as the Board of the Committee deems necessary or appropriate.

    13. In the performance of its responsibilities, the Audit Committee is the representative of the shareholders. However, it is not the responsibility of the Audit Committee to plan or conduct audits, or to determine whether the company's financial statements are complete and accurate or in accordance with generally accepted accounting principals.

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WIND RIVER SYSTEMS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 1, 2001

    The undersigned stockholder of Wind River Systems, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 20, 2001, and hereby appoints Thomas St. Dennis and Marla Ann Stark, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Wind River Systems, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Wind River Systems, Inc. to be held at 500 Wind River Way, Alameda, California on Wednesday, August 1, 2001 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(To be Signed on Reverse Side)

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE.

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS -

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

DETACH HERE

PROPOSAL 1: To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.

/ /	FOR all nominees listed at right (except as marked to the contrary below).	/ /	WITHHOLD AUTHORITY to vote for all nominees listed at right.

NOMINEES: James W. Bagley, John C. Bolger, William B. Elmore, Jerry L. Fiddler, Narendra K. Gupta, Grant M. Inman, Thomas St. Dennis.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S) BELOW:

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW IN PROPOSAL 1 AND FOR PROPOSAL 2.

PROPOSAL 2: To ratify selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending January 31, 2002.

/ /	FOR	/ /	AGAINST	/ /	ABSTAIN

Dated

SIGNATURE(S)

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY OF COMPENSATION(1)
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001 AND VALUE OF OPTIONS AT END OF FISCAL YEAR 2001
CERTAIN TRANSACTIONS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION*
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*
PERFORMANCE MEASUREMENT COMPARISON*
SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
APPENDIX A CHARTER OF THE AUDIT COMMITTEE